[Letterhead of Theodore Goddard]



 The Dialog Corporation plc
 The Communications Building
 48 Leicester Square
 London
 WC2H 7DB

                                                            18 June 1999


 Dear Sirs,

 1             INTRODUCTION

 1.1 We are the solicitors to The Dialog Corporation plc (the "COMPANY") a public company incorporated with limited liability in England.

 1.2 We are writing to you with our opinion in connection with the filing with the Securities and Exchange Commission (the "COMMISSION") of the Company's Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT") relating to in aggregate 18,086,000 ordinary shares of 1 pence each in the capital of the Company ("ORDINARY SHARES") which may be issued pursuant to the exercise of the following options granted or available to be granted over the following number of American Depositary Shares ("ADSs"):-

 1.2.1 6,250 ADSs issuable by the Company upon exercise of an option granted to Mr Roger Summit under a non-statutory stock option outside the Company's 1997 Share Option Plan (the "1997 PLAN") but subject to the terms and conditions of the 1997 Plan pursuant to an agreement dated 12 December 1997 between the Company and Mr Roger Summit (the "SUMMIT AGREEMENT") and 6,250 ADSs issuable by the Company on exercise of an option granted to Mr Summit under a non-statutory stock option outside the 1997 Plan and dated 1 April 1999 (the "SUMMIT OPTION");

 1.2.2 530,125 ADSs issuable by the Company upon the exercise of options granted pursuant to the 1997 Plan;

 1.2.3 67,720 ADSs issuable by the Company upon the exercise of options granted pursuant to the Company's 1998 Employee Stock Purchase Plan (the "1998 PLAN");

 1.2.4 6,711 ADSs issuable by the Company upon the exercise of an option granted pursuant to an option agreement between the Company (1) and Richard Swank (2) dated 14 November 1997 and 4,232 ADSs issuable by the Company upon the exercise of an option granted pursuant to an option agreement between the Company (1) and Richard Swank (2) dated 8 September 1998 (the "SWANK OPTION AGREEMENTS");

 1.2.5 3,900,212 ADSs relating to options or other rights to purchase available to be granted under the 1997 Plan and 1998 Plan.

 1.3 The headings used in this letter are for ease of reference only.

 2             DOCUMENTS EXAMINED

 2.1 For the purpose of this opinion, we have examined the following copy documents provided by the Company:-

 2.1.1         the rules of the 1997 Plan as at the date hereof;

 2.1.2         the rules of the 1998 Plan as at the date hereof;

 2.1.3 the form of Purchase Plan Offering Document to be used in connection with the 1998 Plan (the "1998 PURCHASE PLAN OFFERING DOCUMENT");

 2.1.4         the Summit Agreement;

 2.1.5         the Summit Option;

 2.1.6         the Swank Option Agreements;

 2.1.7 minutes of a meeting of the board of directors of the Company passed on 13th November 1997 resolving, inter alia, to:

               (a)    adopt and approve the rules of the 1997 Plan;

               (b) grant the following options pursuant to the 1997 Plan subject to closing of the acquisition pursuant to a Stock Purchase Agreement dated 29 September 1997 between the Company and Knight - Ridder Business Information Services, Inc. ("KR
                      INFORMATION ACQUISITION AGREEMENT");

                          NAME              NUMBER OF ADSs

                      Jeffery S Galt           25,000
                      Marck A Shipley          25,000
                      Peter Papano             12,500

               (c) approve and grant an option to Richard Swank to purchase ADSs pursuant to the Swank Option
                      Agreement dated 14 November 1997;

               (d) authorise the Renumeration Committee to grant options pursuant to the 1997 Plan;

 2.1.8 minutes of a meeting of the board of directors of the Company passed on 25 March 1998 and 25 June 1998 approving the rules of the 1998 Plan and the Purchase Plan Offering Document;

 2.1.9 notice of an extraordinary general meeting of the Company held on 10 November 1997 (the "EGM NOTICE");

 2.1.10 notice of an annual general meeting of the Company held on 16 June 1998 (the "AGM NOTICE"):

 2.1.11 minutes of the Meeting referred to in paragraph 2.1.8 above signed by Marmaduke Hussey recording that all of the resolutions referred to in the EGM Notice had been validly passed (the "EGM RESOLUTIONS") and a certified copy of the minutes of the meeting referred to in paragraph 2.1.9 above certified by Jonathan Ball, the Company Secretary, recording that all of the resolutions referred to in the AGM Notice had been validly passed (the "AGM RESOLUTIONS");

 2.1.12 minutes of meetings of the Remuneration Committee of the Company held on:-

                      (a)  12 December 1997;
                      (b)  9 April 1998;
                      (c)  30 April 1998;
                      (d)  5 June 1998;
                      (e)  8 September 1998;
                      (f)  8 October 1998; and
                      (g)  1 April 1999;

 2.1.13 two sets of minutes of meetings of the board of directors of the Company each passed on 17 March 1999 ratifying the grant of options of the initial offering and the second offering under the 1998 Plan;

 2.1.14 board minutes of a meeting of the board of directors of the Company passed on 24 March 1999 ratifying execution of the Swank Option Agreement dated 8 September 1998 and approving the third offering under the 1998 Plan;

 2.1.15 resolutions of the remuneration committee of the board of directors of the Company dated on 1 April 1999; and

 2.1.16 a draft Registration Statement as set out in the Annexure attached to this letter.

 2.2 We have also examined a copy of the Memorandum and Articles of Association of the Company current at the date hereof.

 2.3 We have examined no other contracts, instruments or other documents entered into by or affecting the Company or any corporate records of the Company other than those specified in this paragraph 2 and paragraph 4 below and have not made any other enquiries concerning the Company.

 3             GENERAL ASSUMPTIONS AND CAVEATS

 3.1           In giving this opinion, we have assumed;

 3.1.1         each ADS represents four Ordinary Shares;

 3.1.2         the genuineness of all signatures;

 3.1.3 the conformity to original documents of all documents submitted to us as copies, the authenticity of all certifications of such copies and the authenticity and completeness of such original documents;

 3.1.4         the legal capacity of natural persons;

 3.1.5 the veracity, accuracy and completeness of all statements or opinions as to matters of fact made by an officer or officers of the Company (whether in writing or orally) to us and upon which we have relied without making any further enquiry in giving this opinion;

 3.1.6 that the resolutions of the board of directors of the Company referred to at paragraphs 2.1.7, 2.1.8, 2.1.12, 2.1.13, 2.1.14 and 2.1.15 above were duly passed at properly convened and held meetings of such directors validly holding office and that duly qualified quorums of such directors voted in favour of such resolutions and that any provisions contained in the Companies Act 1985 (as amended) (the "COMPANIES ACT") and/or the Company's Articles of Association relating to the declaration of directors' interests or the power of interested directors to vote were duly observed and that such resolutions have not been amended or rescinded and will at all times in the future remain in full force and effect;

 3.1.7 that the Memorandum and Articles of Association of the Company as referred to at paragraph 2.2 above have not been amended;

 3.1.8 that the provisions of the Shipley Agreement and the Swank Option Agreements and the options granted pursuant to the 1997 Plan and the 1998 Plan constitute legally binding and enforceable obligations of the parties thereto under all applicable laws;

 3.1.9 that the EGM Resolutions were duly passed at a properly convened Extraordinary General Meeting of the Company on 10 November 1997, that a quorum of members was present throughout the meeting and that the requisite majority voted in favour of approving the resolutions and that such resolutions have not been and will not be amended or rescinded and will remain at all times in the future in full force and effect;

 3.1.10 that the AGM Resolutions were duly passed at a properly convened Annual General Meeting of the Company on 16 June 1998, that a quorum of members was present throughout the meeting and that the requisite majority voted in favour of approving the said resolutions and that such resolutions numbered 7, 8 and 9 in the AGM Notice have not been and will not be amended or rescinded at any time in the future and will remain at all times in the future in full force and effect;

 3.1.11 that no additional matters would have been disclosed by company searches of the file of the Company maintained by the Registrar of Companies (as defined in paragraph 4.1 below) being carried out since the carrying out of the search referred to in paragraph 4.1 below;

 3.1.12 that the grant of options referred to in paragraphs 1.2.1 to 1.2.4 (inclusive) have been and will at the date of issue of any Ordinary Shares pursuant to the exercise of the options referred to in those paragraphs be validly granted under the Plan or agreement (as the case may be) under which they are purported to be granted; and

 3.1.13 that the directors of the Company have approved the grant and the terms of the Summit Option.

 3.2           In giving this opinion we have also assumed that:-

 3.2.1 at the date of grant of the options referred to in paragraphs 1.2.1 to 1.2.4 (inclusive):-

               3.2.1.1 the Company had sufficient duly created and duly authorised but unissued Ordinary Shares for the options in question;

               3.2.1.2 the directors of the Company had the requisite authority to grant those options and were empowered to grant those options as if Section 89 of the Companies Act did not apply to any such grant; and

               3.2.1.3 the directors of the Company or a duly authorised Committee thereof passed the necessary resolutions to grant these options.

 3.2.2 at the date of grant of any option or other rights referred to in paragraph 1.2.5 and at the date of issue of any of the Ordinary Shares pursuant to the exercise of options granted under the 1997 Plan and the 1998 Plan, the Swank Option Agreements and the Summit Agreement (together the "OPTION DOCUMENTS"):-

               3.2.2.1 the Company will have sufficient duly created and duly authorised but unissued Ordinary Shares;

               3.2.2.2 the directors of the Company will have the requisite authority to grant the options and allot the Ordinary Shares and will be empowered to grant such options and allot such Ordinary Shares as if
                        Section 89 of the Companies Act did not apply to any such grant or allotment;

               3.2.2.3  options and other rights referred to in paragraph
                        1.2.5 will have been validly granted under the 1997 Plan and/or the 1998 Plan (as the case may be);

               3.2.2.4 options referred to in paragraph 1.2 will be validly exercised;

               3.2.2.5 such Ordinary Shares will be duly issued in accordance with the relevant Option Document;

               3.2.2.6 the full subscription price payable for the issue of such Ordinary Shares shall have been paid to the Company in cleared funds;

               3.2.2.7 the directors of the Company or a duly authorised Committee thereof will have passed and not amended or revoked the necessary resolutions to grant the relevant options and allot and issue such Ordinary Shares; and

               3.2.2.8 the resolutions referred to in paragraph 3.2.1.3 above will not have been amended or revoked;

 3.2.3 there will be no restrictions imposed otherwise than pursuant to the laws of England as at the date hereof or the current Memorandum and Articles of Association of the Company, affecting the ability of the Company to issue Ordinary Shares; and

 3.2.4 the Company will not have become insolvent, subject to liquidation or winding-up procedures, receivership or administration or struck-off the register or otherwise become subject to any legal disability to issue shares in the capital of the Company.

 Our opinion will not apply if the price payable for the issue of any Ordinary Share is less than the nominal value of such Ordinary Share.

 We have not taken any steps to verify any of the above assumptions.

 3.3 Apart from the knowledge of those members of this firm who have had the conduct of the preparation of this opinion, this opinion is not given on the basis of knowledge (if any) as to factual matters concerning the Company or any of its subsidiaries which may be possessed by any other member of this firm.

 3.4 We are qualified to practise in the laws of England and Wales only and we are not expert in, and we neither express nor imply any opinion as to, the laws of any jurisdiction other than the laws of England and Wales as applied by the courts of competent jurisdiction of England and Wales as at the date hereof. In particular, but without limitation, we have made no investigation into the federal laws of the United States or the laws of any state in the United States (or of any political or judicial subdivision thereof) (as to which we express no opinion) nor do we give any opinion on the Company's ADSs or American Depositary Receipts referred to in any of the documents described in paragraph 2.1.

 3.5 We have made no investigation and express no opinion as to whether the Company has obtained all and any necessary consents, approvals or licences of any court or governmental agency of any applicable jurisdiction outside the United Kingdom of Great Britain and Northern Ireland (the "UNITED KINGDOM") for the performance of its obligations under the Option Documents;

 3.6 We have not investigated whether the Company is or will by reason of the matters contemplated by the Option Documents be in breach of any of its obligations under any agreement, document, deed or instrument except such documents as stated herein.

 3.7 We have not been involved in the drafting or preparation of the Registration Statement and therefore express no opinion as to the effectiveness of it to achieve the purposes contemplated by it.

 3.8 Our opinion is subject to the provisions of the Emergency Laws (Re-enactments and Repeals) Act 1964 (and directions issued by H.M. Treasury pursuant thereto) which contain certain restrictions in relation to securities held by residents of Iraq.

 4             SEARCHES AND ENQUIRIES

 4.1 We carried out on 7 June 1999 a search of the public file of the Company, being the file maintained in respect of the Company by the Registrar of Companies of England and Wales (the "REGISTRAR OF COMPANIES") in accordance with the Companies Act. It should be noted that such file is not necessarily complete or up to date and we have not conducted any further search since such date. We have examined and relied upon such of the records, documents, certificates and instruments as shown thereby as in our judgment are necessary or appropriate to enable us to give the opinions expressed in this letter.

 4.2 We have made no enquiry of the High Court of Justice in England and Wales (the "HIGH COURT") as to whether any petitions for winding-up or administration have been presented and are outstanding against the Company. We have assumed for the purpose of this Opinion that no such petition has been presented, resolution passed or order or appointment made.

 4.3 We have carried out no other searches and enquiries other than that specified in paragraph 4.1.

 5             THE OPINION

 Based upon and relying upon, and subject to the foregoing, we are of the opinion that the Ordinary Shares to be issued pursuant to the exercise of options granted under the Option Documents will be validly issued and will be fully paid or credited as fully paid.

 6             CONFIDENTIALITY AND GOVERNING LAW

 6.1 We have acted for the Company alone and this opinion is for the use and benefit of the Company only in connection with filing of the Registration Statement with the Commission under the Securities Act. It shall not be disclosed or communicated to any other party or relied on by any other party or for any other purpose or quoted or referred to in any public document, or filed with any governmental agency or other person without, in each such case, our prior written consent.

 6.2 We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement in the form and context to which it appears in the Annexure.

 6.3 The terms of this opinion shall be governed by and construed in accordance with the laws of England.


 Yours faithfully,


 Theodore Goddard